For Immediate Release

Contact: Tate Fite 011.7.495.737.5177 Chief Financial Officer tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces 2006 Annual Results

 Revenues Increase 125.1% over 2005

New York, NY – May 4, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced results of its operations for the three months and year ended December 31, 2006. For the year ended December 31, 2006, the Company recorded total revenues of $23,866,000, which represents an increase of 125.1% from the $10,603,000 of revenues reported for the year ended December 31, 2005. For the year ended December 31, 2006, the Company incurred a net loss applicable to common shares of $21,338,000, or $1.93 per share, basic and diluted, as compared to a net loss applicable to common shares of $21,758,000, or $2.46 per share, basic and diluted, for the year ended December 31, 2005. The 2005 results include the recognition of a non-cash beneficial conversion feature charge of $10,781,000 relating to the 4,500,000 shares of Series B Convertible Preferred Stock issued in January 2005, which contributed $1.21 to the reported per share loss.  The 2006 loss per share is based on 11,080,000 weighted average shares outstanding for the period; while the loss per share for 2005 is based on 8,842,000 weighted average shares outstanding. Neither calculation includes the 4,500,000 outstanding shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis.

For the three months ended December 31, 2006, the Company recorded total revenues of $8,696,000, which represents an increase of 144.3% from the $3,560,000 of revenues recorded for the three months ended December 31, 2005. For the three months ended December 31, 2006, the Company incurred a net loss applicable to common shares of $8,252,000, or $0.60 per share, basic and diluted, as compared to a net loss applicable to common shares of $3,572,000, or $0.40 per share, basic and diluted, for the three months ended December 31, 2005.  The 2006 three month loss per share is based on 13,803,000 weighted average shares outstanding for the period, while the loss per share for the three months ended December 31, 2005 is based on 8,861,000 weighted average shares outstanding. Neither calculation includes the 4,500,000 outstanding shares of Series B Convertible Preferred Stock that are convertible into the Company’s Common Stock on a share-for-share basis.

The Company’s progress for the year and the fourth quarter is the direct result of accelerated expansion of the Company’s hybrid fiber coaxial network in Moscow, Russia, as well as enhanced sales and marketing efforts, which have resulted in increased subscriber levels, particularly for pay television and Internet access services. The following table presents network and subscriber base growth through December 31, 2006:

	December 31, 2006	December 31, 2005	Change

Homes Passed	782,249	325,954	140.0%
Active Subscribers:
Terrestrial television	173,558	85,994	101.8%
Digital cable television	65,310	15,618	318.2%
Internet	98,106	34,600	183.5%

Penetration levels:
Terrestrial television	22.2%	26.4%
Digital cable television	8.3%	4.8%
Internet	12.5%	10.6%

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “We expanded our hybrid-fiber coaxial network by 140.0% during the year and by 14.8% during the fourth quarter. This resulted in an increase of service revenues from our Internet, digital cable television and terrestrial services by 137.6% for the year over the service revenues reported for 2005, and an increase of 49.7% for the fourth quarter of 2006 over the third quarter 2006. We expect to increase our market penetration in existing areas, where we are presently marketing our services, as well as in areas of Moscow to be accessed in the coming months.”

As previously announced, the Company entered into an Agreement and Plan of Merger on February 21, 2007, pursuant to which Renova Media Enterprises Ltd., a Bahamas corporation and the single largest stockholder of the Company, would acquire, through the merger of its wholly-owned subsidiary with and into the Company, all of the equity interests of the Company which it does not directly own.  The consummation of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement.

Concurrently with the execution of the merger agreement, the Company and its wholly-owned subsidiary, ZAO ComCor-TV (“CCTV”), entered into a bridge facility agreement with RME Finance LTD, a wholly-owned subsidiary of Renova Media Enterprises (“RME Finance”). Pursuant to the bridge facility agreement, RME Finance has agreed, subject to the terms and conditions therein, to make available up to $45,000,000 of unsecured, subordinated debt financing to CCTV. As of April 30, 2007, CCTV has borrowed a total of $15 million from RME Finance pursuant to the bridge facility agreement.

The full texts of the merger agreement and the bridge facility agreement were filed with the U.S. Securities and Exchange Commission in the Company’s Current Report on Form 8-K on February 23, 2007 and the descriptions of the merger agreement and the bridge facility agreement in this press release are qualified by the terms and conditions of these agreements.

About Moscow CableCom

Moscow CableCom Corp (NASDAQ: MOCC) is the US-based parent of CCTV, a Moscow, Russia-based company that provides access to cable television and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, along with high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network, the largest high-speed data transmission network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru.

Availability of Information Regarding the Proposed Merger with Renova Media

In connection with the proposed merger, the Company will file an Information Statement with the Securities Exchange Commission (“SEC”). In addition, the Company and Renova Media will file with the SEC a Transaction Statement on Schedule 13E-3. The parties will also make certain other SEC filings regarding the transaction. These documents will contain important information about the transaction. The Company and Renova Media urge investors to read these documents when they become available. Copies of these filings will be available, free of charge, on the SEC’s website (www.sec.gov).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including, but not limited to those regarding the merger between the Company and Renova Media, and the bridge facility agreement among the Company, CCTV and RME Finance. All forward-looking statements contained in this press release are subject to various risks and uncertainties that could materially affect these matters including, without limitation, the risk that the transaction contemplated by the merger agreement will not be consummated on the terms announced or at all. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements also relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2006 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release or any of our related public filings with the SEC, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Balance Sheets
 (in thousands, except per share data)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$ 3,536	$ 5,442
Marketable securities (Note 4)	4,802	3,322
Trade receivables, less allowance for doubtful accounts of $206 and $111	193	252
Inventories, net	2,639	1,237
Taxes receivable	6,648	3,523
Deferred income taxes	547	398
Prepaid expenses and other current assets	6,453	1,845

Total current assets	24,818	16,019
Property, plant and equipment, net	58,347	26,912
Construction in progress and advances	15,739	9,563
Prepaid pension expense	3,230	5,111
Intangible assets, net	4,596	4,850
Goodwill	4,775	4,409
Investment in Institute for Automated Systems	7,210	7,128
Other assets	511	716

Total assets	$ 119,226	$ 74,708
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 497	$ 598
Payable to affiliate	731	531
Accounts payable and accrued liabilities	13,150	4,849
Deferred revenue, current	115	354

Total current liabilities	14,493	6,332
Note payable to shareholder	32,100	20,211
Long-term debt, less current maturities	2,555	1,773
Other long-term obligations	923	720
Deferred revenue, noncurrent	677	380
Deferred income taxes	2,179	2,911

Total liabilities	52,927	32,327
Commitments and contingencies
Stockholders’ equity :
Series A cumulative convertible preferred stock, no par value; 800,000 shares authorized; 149,962 shares and 150,144 shares issued and outstanding, respectively; liquidation preference $18.75 per share	2,789	2,792
Series B convertible preferred stock, $.01 par value, 25,000,000 shares authorized 4,500,000 shares issued and outstanding; liquidation preference up to $5.00 per share until January 2009	45	45
Common stock, $.01 par value; 40,000,000 shares authorized; 13,927,365 shares and 8,860,746 shares, respectively, issued and outstanding	139	89
Treasury stock, at cost, 24,500 shares	(180)	(180)
Additional paid-in capital	111,458	66,243
Accumulated deficit	(47,946)	(26,608)
Accumulated other comprehensive loss	(6)	-

Total stockholders’ equity	66,299	42,381

Total liabilities and stockholders’ equity	$ 119,626	$ 74,708

MOSCOW CABLECOM CORP.
Consolidated Statements of Operations
 (in thousands, except per share data)

	Year ended December 31,	Year ended December 31,	Ten-month period ended December 31,
	2006	2005	2004
Sales and revenues:
Subscription revenue, connection fees and equipment sales	$23,640	$10,373	$5,752
Other	226	230	380
Total revenue	23,866	10,603	6,132
Cost of sales:
Services from related party	5,129	2,454	1,310
Salaries and benefits	3,285	1,348	1,143
Depreciation and amortization	6,059	2,177	1,451
Other	3,691	2,510	1,279
Total cost of sales	18,164	8,489	5,183
Gross margin	5,702	2,114	949

Operating expenses:
Salaries and benefits	13,533	6,489	2,851
Depreciation	1,077	441	349
General and administrative	13,347	5,582	3,626
Total operating expenses	27,957	12,512	6,826

Operating loss	(22,255)	(10,398)	(5,877)

Other income (expense):
Equity in losses of Institute for Automated Systems	(490)	(457)	(347)
Investment income and other income	836	1,127	677
Interest expense	(3,294)	(2,452)	(317)
Foreign currency transactions (loss) gain	4,305	(107)	20
Loss from operations before income taxes	(20,898)	(12,287)	(5,844)
Income tax (expense) benefit	(215)	1,535	168
Losses of subsidiaries prior to consolidation	-	-	525
Net loss	(21,113)	(10,752)	(5,151)
Preferred dividends	(225)	(225)	(190)
Beneficial conversion feature	-	(10,781)	-
Loss applicable to Common Stockholders	(21,338)	$(21,758)	$(5,341)
Loss per common share:
BASIC AND DILUTED:	$(1.93)	$(2.46)	$ (0.62)